FIRST AMENDMENT TO
                           SECOND AMENDED AND RESTATED
                      EMPLOYMENT AND COMPENSATION AGREEMENT

     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AND COMPENSATION AGREEMENT (this "Amendment") is made and entered into as of January 1, 2005, by and between Terex Corporation, a Delaware corporation, with its principal office located at 500 Post Road East, Westport, CT (together with its successors and assigns permitted under this Agreement) ("Terex"), and Ronald M. DeFeo ("DeFeo"), whose address is 45 Beachside Avenue, Westport, CT 06880.

                              W I T N E S S E T H:

     WHEREAS, Terex and DeFeo are parties to that certain Second Amended and Restated Employment and Compensation Agreement made and entered into as of January 1, 2002 (the "Agreement");

     WHEREAS, the terms of the Agreement provide for the Term of Employment (as defined in the Agreement) to terminate on December 31, 2004;

     WHEREAS, both Terex and DeFeo wish to amend the Agreement to extend the Term of Employment through June 30, 2005, on and subject to the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the parties agree as follows:

     1. All terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

     2. Section 2(b) of the Agreement is hereby amended to replace all references to "December 31, 2004" with "June 30, 2005", such that such Section 2(b) shall read as follows:

     "(b) Term of Employment. The Term of Employment shall commence on the date of this Agreement and shall terminate on June 30, 2005, unless it is sooner terminated as provided in Section 9 below or extended by agreement of the Parties; provided, however, that, if a Change in Control shall occur on or prior to June 30, 2005, the Term of Employment shall continue in effect until the later of (x) 36 months after the month in which such Change in Control occurs or
(y) June 30, 2005."

     3. Except as expressly modified hereby, the terms and provisions of the Agreement shall remain in full force and effect and be enforceable against Terex and DeFeo.

     4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an

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executed  counterpart  of a signature  page to this  Amendment by  telecopier or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

     5. This Amendment shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to conflicts of law.

     IN WITNESS HEREOF, Terex and DeFeo have each caused this Amendment to be executed as of the date first written above.



                                         /s/ Ronald M. DeFeo
                                         Ronald M. DeFeo




                                        TEREX CORPORATION


                                        By:     /s/ Eric I Cohen
                                        Name:   Eric I Cohen
                                        Title:  Senior Vice President






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